Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Media Group Corporation a Texas corporation (the "Company") on Form 10-K for the year ending December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mohd Mahyudin bin Zainal, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Media Group Corporation, and will be retained by China Media Group Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Mohd Mahyudin bin Zainal
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Mohd Mahyudin bin Zainal
Chief Executive Officer
January 9, 2014